Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment to Employment Agreement is dated August 1, 2014.

WHEREAS, Michael P. Shaunnessy (“Employee”) and the Company entered into that certain Employment Agreement dated November 12, 2012 whereby Employee was employed as Chief Executive Officer of the Company effective December 1, 2012 (the “Employment Agreement”);

WHEREAS, as of the date hereof, Employee and the Company have agreed to execute this amendment to the Employment Agreement to accommodate the wishes of both parties as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants established in this amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

1.	Section 2 of the Employment Agreement is hereby deleted and restated in its entirety as follows:

2.	Term. The term of the Agreement is for a period expiring on December 1, 2016.

2.	Section 7 of the Employment Agreement is hereby deleted and restated in its entirety as follows:

7.	Notices. All notices and communications shall be by certified mail, return receipt requested or by hand delivery, to the following parties:

If to Employee:	Michael P. Shaunnessy

2212 Plaza Del Prado

Las Vegas, NV 89102

If to Employer:	William J. Sherlock

Chairman of the Board

Nevada Gold & Casinos, Inc.

133 E. Warm Springs Road, Suite 102

Las Vegas, NV 89119

With a copy to:	Ernest E. East

Chief Compliance Officer

Nevada Gold & Casinos, Inc.

133 E. Warm Springs Road, Suite 102

Las Vegas, NV 89119

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Amendment as of the date first written above.

EMPLOYEE		NEVADA GOLD & CASINOS, INC.

/s/Michael P. Shaunnessy	By:	/s/Ernest E. East
Michael P. Shaunnessy		Ernest E. East